Exhibit 10.41
EXECUTION VERSION

SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (this “Agreement”) dated as of March 6, 2017 is made by and between Tiffany & Co. and Tiffany and Company (collectively, the “Company”) and Frederic Cumenal (the “Executive”).

WHEREAS, Executive’s employment with the Company is terminating;
WHEREAS, Executive is party to the Senior Executive Employment Agreement, by and among Executive, Tiffany & Co. and Tiffany and Company, effective March 10, 2011 (the “Employment Agreement”);
WHEREAS, Executive is entitled to certain severance payments and benefits pursuant to the Employment Agreement, as described below;
WHEREAS, the Company wishes to obtain a release of claims from Executive and Executive’s agreement to comply with certain covenants; and
WHEREAS, if Executive provides and does not revoke the Release (as defined below) and complies with the covenants, the Company will adjust the terms of certain Options and PSUs and pay or provide certain other benefits, all as provided for below.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.     Termination of Employment; Resignations. The Company and Executive agree that
Executive’s employment terminated effective February 10, 2017 (the “Termination Date”). Any position Executive holds (i) as an officer or director of the Company or any of its parents, subsidiaries or affiliates, and/or any position as a member of any committees of the Board of the Company or any of its parents, subsidiaries or affiliates, (ii) as a director at the Tiffany & Co. Foundation and (iii) as a member of the Board of Trustees of the Whitney Museum of American Art, in each case shall be deemed to have ended by resignation effective as of the Termination Date.

2.    Severance Payments and Benefits.

a.Cash Severance. In addition to any salary payments owing for the final payroll period through the Termination Date, payment of the notice period payment, payment for any accrued but unused vacation time, and whatever vested rights Executive may have under any Company benefit plan, each of which shall be paid or provided in accordance with the Employment Agreement, the Company shall pay Executive $2,600,000 (the “Severance Payment”), less applicable taxes and other payroll deductions required by law, subject to Section 12(a) of this Agreement. The Company will pay the Severance Payment as soon as practicable following, but in no event later than the 60th day following, the Termination Date.

b.FY 2016 Annual Cash Bonus. In accordance with the Employment Agreement, the Company shall pay to Executive an annual cash bonus for fiscal year 2016, less applicable taxes and other payroll deductions required by law, as determined by the Board in good faith, which such determination shall include fair consideration of the qualitative elements of such bonus calculation, under the 2014 Plan at the same time annual cash bonuses are paid under the 2014 Plan to the other executive officers of the Company generally, but in no event later than the 60th day following the Termination Date.

c.Participation in Company’s Benefit Plans. The participation of Executive (and Executive’s covered dependents) in the Company’s benefit plans shall end on the Termination Date. The Company shall provide Executive and Executive’s covered dependents with a separate notice describing Executive’s rights under COBRA and will make a lump sum cash payment equal to the twelve (12) months of the COBRA cost of continuing medical coverage under the Company’s medical plan for Executive and covered dependents currently enrolled in such plan, provided that Executive elects to receive such continued coverage pursuant to a timely COBRA notice. Such payment will be made as soon as practicable following, but in no event later than the 60th day following, the Termination Date. Upon the expiration of twelve (12) months of COBRA coverage, to the extent Executive has not previously received or is not then receiving equivalent benefits from a new employer, the Company will arrange to enable Executive to convert his and his eligible dependents’ coverage under the Company’s medical plan to individual policies or programs upon the same terms as employees of the Company may apply for such conversions. The Company shall bear the cost of making such conversions available to Executive; Executive shall bear the cost of coverage under such converted policies or programs.

d.Adjustment of Terms Applicable to Equity Awards. In consideration for execution of this Agreement, non-revocation of the Release and compliance with the covenants set forth in Sections 4, 5, 7 and 8 of this Agreement, the terms applicable to certain Options and PSUs held by Executive shall be amended as follows:

i.Notwithstanding anything to the contrary in the 2005 Plan, the 2014 Plan or any other terms applicable to the Options, each Option that has matured and is exercisable as of the Termination Date shall remain outstanding and exercisable until the one year anniversary of the Termination Date, after which time such Option shall expire, provided that in the event Executive materially breaches this Agreement or the Employment Agreement prior to such date, the Option shall immediately expire as of the date of such breach.

ii.The 2013 Option Grant Terms shall be amended as follows:

1.Section 4 of the 2013 Option Grant Terms shall be replaced in its entirety by the following: “Effect of Termination of Employment. Notwithstanding anything in this Agreement to the contrary, following the Participant’s Date of Termination, the Option shall remain outstanding and shall mature on the Effective Date (as defined in the Separation Agreement), subject to Participant’s compliance with the Separation Agreement and the Employment Agreement. In the event Participant materially breaches the Separation Agreement or the Employment Agreement prior to the Effective Date, the Option shall not mature and shall be null and void as of the date of such breach.”

2.Section 6 of the 2013 Option Grant Terms shall be replaced in its entirety by the following: “Expiration. The Option shall not be exercisable in part or in whole and will be deemed to have “expired” on or after the first anniversary of the Date of Termination, provided that in the event Participant earlier materially breaches the Separation Agreement or the Employment Agreement, the Option shall immediately expire as of the date of such breach.”

3.The following shall be added to Appendix I -- Definitions of the 2013 Option Grant Terms: “‘Separation Agreement’ means the Separation and Release Agreement, by and among Participant, Tiffany and Company and Parent, dated March 6, 2017.”

iii.The 2014 Option Grant Terms shall be amended as follows:

1.Paragraph 4 of the 2014 Option Grant Terms shall be replaced in its entirety by the following: “Effect of Termination of Employment. Notwithstanding anything in this Agreement to the contrary, following the Participant’s Date of Termination, each installment of the Option that has not matured as of such date shall remain outstanding and mature on the Effective Date (as defined in the Separation Agreement), subject to Participant’s compliance with the Separation Agreement and the Employment Agreement. In the event Participant materially breaches the Separation Agreement or the Employment Agreement, each installment of the Option that has not matured as of the date of such breach shall not mature and shall be null and void as of the date of such breach. Installments of the Option which mature on or prior to Participant's Date of Termination will remain exercisable, subject to expiration as provided in paragraph 6 below.”

2.Paragraph 6 of the 2014 Option Grant Terms shall be replaced in its entirety by the following: “Expiration. The Option, including matured installments thereof, shall not be exercisable in part or in whole and will be deemed to have “expired” on or after the first anniversary of the Date of Termination, provided that in the event Participant earlier materially breaches the Separation Agreement or the Employment Agreement, the Option shall immediately expire as of the date of such breach.”

3.The following shall be added to Appendix I -- Definitions of the 2014 Option Grant Terms: “‘Employment Agreement’ means the Senior Executive Employment Agreement, by and among Participant, Tiffany and Company and Parent, effective March 10, 2011.”

4.The following shall be added to Appendix I -- Definitions of the 2014 Option Grant Terms: “‘Separation Agreement’ means the Separation and Release Agreement, by and among Participant, Tiffany and Company and Parent, dated March 6, 2017.”

iv.The 2015 & 2016 Option Grant Terms shall be amended as follows:

1.Paragraph 4 of the 2015 & 2016 Option Grant Terms shall be replaced in its entirety by the following: “Effect of Termination of Employment. Notwithstanding anything in this Agreement to the contrary, following the Participant’s Date of Termination, each installment of the Option that has not matured as of such date but that would have matured as of February 10, 2018 (had Participant remained employed as of such date) shall remain outstanding and mature on the Effective Date (as defined in the Separation Agreement), subject to Participant’s compliance with the Separation Agreement and the Employment Agreement. In the event Participant materially breaches the Separation Agreement or the Employment Agreement, each installment of the Option that has not matured as of the date of such breach shall not mature and shall be null and void as of the date of such breach. Installments of the Option which mature on or prior to Participant's Date of Termination will remain exercisable, subject to expiration as provided in paragraph 6 below.”

2.Paragraph 6 of the 2015 & 2016 Option Grant Terms shall be replaced in its entirety by the following: “Expiration. The Option, including matured installments thereof, shall not be exercisable in part or in whole and will be deemed to have “expired” on or after the first anniversary of the Date of Termination, provided that in the event Participant earlier materially breaches the Separation Agreement or the Employment Agreement, the Option shall immediately expire as of the date of such breach.”

3.The following shall be added to Appendix I -- Definitions of the 2015 & 2016 Option Grant Terms: “‘Employment Agreement’ means the Senior Executive Employment Agreement, by and among Participant, Tiffany and Company and Parent, effective March 10, 2011.”
4.The following shall be added to Appendix I -- Definitions of the 2015 & 2016 Option Grant Terms: “‘Separation Agreement’ means the Separation and Release Agreement, by and among Participant, Tiffany and Company and Parent, dated March 6, 2017.”

v.The 2015 PSU Grant Terms shall be amended as follows:

1.Section 4(g) of the 2015 PSU Grant Terms shall be replaced in its entirety by the following: “if the Participant’s Date of Termination occurs at the initiative of the Participant’s employer (but not for Cause), the Stock Units shall vest as provided in Section 3 above as though the Participant’s Date of Termination had not occurred before the conclusion of the Performance Period, provided that (i) the Performance Portion applicable to Participant’s Stock Units shall be multiplied by a fraction, the numerator of which is (x) the number of days between and including the first day of the Performance Period and the Date of Termination, and the denominator of which is (y) the aggregate number of days in the Performance Period, (ii) the Committee’s exercise of discretion under Section 3(c), if any, shall apply to Participant only to the extent such exercise of discretion applies to senior executives of the Participant’s employer generally and (iii) in the event Participant materially breaches the Separation Agreement or the Employment Agreement prior to the settlement of the Stock Units, the Stock Units shall be forfeited for no consideration immediately as of the date of such breach.”

2.The following shall be added to Appendix I -- Definitions of the 2015 PSU Grant Terms: “‘Employment Agreement’ shall mean the Senior Executive Employment Agreement, by and among Participant, Tiffany and Company and Parent, effective March 10, 2011.”

3.The following shall be added to Appendix I -- Definitions of the 2015 PSU Grant Terms: “‘Separation Agreement’ shall mean the Separation and Release Agreement, by and among Participant, Tiffany and Company and Parent, dated March 6, 2017.”

vi.Notwithstanding anything to the contrary in this Agreement, in the event Executive revokes the Release prior to the Effective Date, Sections 2(d)(i) through 2(d)(v) of this Agreement shall be null and void, and (1) each Option that has matured and is exercisable as of the Termination Date shall be exercisable (and subject to expiration) in accordance with its terms without giving effect to this Agreement and (2) each Option (or installment thereof) granted to Executive on January 16, 2014, each Option (or installment thereof) granted to Executive on September 19, 2013, each Option (or installment thereof) granted to Executive on January 14, 2015, and each Option (or installment thereof) granted to Executive on January 20, 2016, in each case that has not matured as of the Termination Date, shall expire as of the Termination Date and (3) each PSU granted to Executive on January 14, 2015, shall be forfeited for no consideration as of the Termination Date. For the avoidance of doubt, except as expressly set forth in this Section 2(d), this Agreement shall have no effect on the terms and conditions governing any equity-based compensation (including, but not limited to, each Option, PSU and other equity-based award granted under the 2005 Plan or the 2014 Plan) granted to Executive by the Company.

e.Adjustment of Restrictive Covenants. In consideration for execution of this Agreement, non-revocation of the Release and compliance with the covenants set forth in Sections 4, 5, 7 and 8 of this Agreement, Section 10 of the Employment Agreement is hereby amended as follows:

i.Section 10(a)(ii) of the Employment Agreement is hereby replaced in its entirety by the following: “for a period of twelve months, employ, attempt to employ, or assist anyone in employing a Covered Employee (including by influencing any Covered Employee to terminate his/her employment with Employer or to accept employment with any Person);”.

ii.Section 10(a)(iii) of the Employment Agreement is hereby replaced in its entirety by the following: “for a period of twelve months, with respect to any vendor, supplier, contractor, or designer of any Tiffany Affiliate with whom Employee, or employees reporting to Employee, has had personal contact or dealings on behalf of any Tiffany Affiliate, employ, solicit, attempt to employ or solicit, or encourage the termination of such party’s relationship with Employer or its affiliates;”.

f.Outplacement Benefits. In consideration for execution of this Agreement, non-revocation of the Release and compliance with the covenants set forth in Sections 4, 5, 7 and 8 of this Agreement, the Company will, beginning as soon as practicable following the Effective Date, (i) provide for Executive’s participation in the RIGHTCHOICE 12-Month Service Program for outplacement benefits with Right Management, with such benefits being consistent with those provided to other members of the Company’s management team in the last 18 months, or (ii) should Executive select an alternate outplacement benefits provider pursuant to the notice described below, pay to such provider the cost of the selected outplacement benefits, subject to the following. The Executive shall, within 5 days of the date hereof, notify the Company of whether the Executive shall receive benefits pursuant to clause (i) or clause (ii) (but not both) of the immediately preceding sentence, provided that, in the event Executive elects to receive benefits pursuant to clause (ii) of the immediately preceding sentence, the expenses incurred by the Company in connection with the provision of such outplacement benefits shall not exceed in total $35,000.

3.    Release of Claims and Waiver of Employment.

a.    Executive, for and in consideration of the promises and covenants set forth herein, on behalf of himself and his heirs, executors, administrators, representatives, distributes, legatees, beneficiaries, successors and assigns, hereby irrevocably and unconditionally releases and discharges, fully, finally and forever, the Company and its current and former parent entities, subsidiaries, and affiliates; each of their respective current and former directors, officers and employees; each of their respective current and former contractors and vendors and their respective current and former employees; and the successors and assigns of each of the foregoing; and all employee benefit plans of the Company or any of its current and former parent entities, subsidiaries, and affiliates, any trusts and other funding vehicles established in connection with any such plans, and any current and former members of committees established under the terms of any such plans (hereinafter referred to as the “Company Releasees”) from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which Executive ever had or may presently have against any of the Company

Releasees arising from the beginning of time up to and including the Effective Date of this Release, including, without limitation, all matters in any way related to or arising out of Executive’s employment by the Company and any and all of its affiliates or the cessation of Executive’s employment with the Company and any and all of its affiliates including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Family and Medical Leave Act, the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Consolidated Omnibus Budget Reconciliation Act, the National Labor Relations Act, the Corporate and Criminal Fraud Accountability Act of 2002, the Fair Credit Reporting Act, the New York State Human Rights Law, the New York City Human Rights Act, the New York Wage Payment Law, or any other federal, state, local, French or other foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine.

b.    Executive further agrees to and does waive any claims Executive may have for employment by the Company and agrees not to seek such employment or reemployment by the Company in the future.

c.    Notwithstanding the foregoing, this release does not extend to any right or claim of the Executive (i) to enforce the terms of this Agreement; (ii) to whatever vested rights Executive may have under any Company benefit plan, including, without limitation, Executive’s rights under Section 5(f) of the Employment Agreement; (iii) that (whether specified above or not) cannot be waived as a matter of law pursuant to federal, state, local, French or other foreign statute; (iv) to any equity of or ownership interest in the Company Executive continues to hold following the Termination Date; (v) to medical benefit continuation coverage, on a self-pay basis, pursuant to and to the extent provided by COBRA; (vi) based on events occurring after the Effective Date; (vii) to indemnification and advancement of legal fees or insurance coverage Executive may have following the Termination Date, including, without limitation, any rights under the Indemnification Agreement, the Company’s organizational documents, or any “D&O coverage,” that Executive may have with respect to any claims made or threatened against Executive in Executive’s capacity as a current or former director, officer or employee of the Company or any of its affiliates; or (viii) any claims for contribution in the event Executive and any of the Company Releasees are found to be jointly liable.

4.    Confidential Information; Covenants.

a.    Confidential Information.

i.Executive represents that he has not made use of nor disclosed, directly or indirectly, and shall not, at any time, make use of nor disclose, directly or indirectly, to any person or entity (other than Executive’s immediate family or legal, financial, or tax advisors), or on any medium, including, but not limited to social media, any (1) information pertaining to the facts and circumstances giving rise to the negotiation and entry into this Agreement, including all of its terms; (2) trade secret or other confidential or secret information of the Company or of any of its subsidiaries; or (3) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries (collectively, “Confidential Information”), other than, with respect to any disclosure prior to the Termination Date, as was authorized by the Company in connection with Executive’s employment with the Company. Executive further confirms that, to date, his actions have been consistent with the foregoing confidentiality obligations. Notwithstanding the foregoing, “Confidential Information” shall not include: (1) information that is or becomes publicly known without the breach by Executive of this Agreement and (2) information that is otherwise required to be disclosed under applicable laws, regulations or judicial or regulatory process.

ii.Notwithstanding Sections 4(a)(i) or any other part of this Agreement (or the Employment Agreement), nothing in this Agreement (or the Employment Agreement) precludes Executive or Executive’s counsel from (1) providing information in response to valid and enforceable subpoenas or as otherwise required by law, rule or regulation, from providing information necessary for preparation and filing of any income tax return, or from using this Agreement to enforce its terms, (2) exercising the rights set out in Section 13 or (3) disclosing or inquiring about wages, benefits and other terms and conditions of employment or employee lists, names or non-Company contact information, when exercising statutory rights to organize or act for individual or mutual benefit under the National Labor Relations Act or other laws, in each case without notice to the Company.

iii.Executive acknowledges that Section 7 of the Defend Trade Secrets Act of 2016 and USC, Title 18, Section 1833 (as amended) provides that Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; (2) in a complaint or other document filed in a lawsuit or proceeding if such filing is made under seal; or (3) to Executive’s counsel to use such trade secret in connection with a lawsuit for retaliation by the Company for reporting a suspected violation of law, provided that Executive files any document containing such trade secret under seal and does not disclose such trade secret, except pursuant to court order.

iv.Notwithstanding Sections 4(a)(i) or any other part of this Agreement (or the Employment Agreement), nothing in this Agreement (or the Employment Agreement) precludes Executive from reporting possible violations of law or regulation to any government agency or entity or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation. Solely in connection with such reporting, Executive may disclose the Confidential Information, in confidence, to a government official or to an attorney to address possible violations of the law; however, any disclosure of such information must be in good faith and Executive must use his reasonable best efforts to effectuate such disclosure in a manner that prevents the dissemination of such information beyond those persons necessary to make the report or filing, such as filing such information under seal and otherwise using his reasonable best efforts to prevent it from being publicly disclosed. While Executive is encouraged to bring any such possible violation to the attention of the Company, Executive does not need the prior authorization of the Company or to previously notify the Company to make any such reports or disclosures to these entities.

b.    Covenants. Executive acknowledges and agrees that he remains bound to the Restrictive Covenants and Confidentiality and Proprietary Information provisions set forth in Sections 9 and 10 of the Employment Agreement, as modified by Section 2(e) of this Agreement (except Section 10(a)(i) of the Employment Agreement, which shall not apply to Executive following the Termination Date) and by any other pre-existing agreements with the Company or policies previously made known or distributed to Executive, including those relating to confidentiality, trade secrets, or proprietary information, subject in each case to Section 4(a)(ii) - (iv) of this Agreement.

5.    Return of Company Property. Executive represents that he has returned, or as soon as reasonably practicable following the date hereof shall return, to the Company, all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute or contain Confidential Information which Executive may then possess or have under his control (together with all copies thereof). Executive also represents that he has returned, or as soon as reasonably practicable following the date hereof shall return, to the Company all other Company property in Executive’s possession, custody or control, including, without limitation, any borrowed merchandise, credit cards, computers and telecommunication equipment, keys, and any other physical or personal property which Executive obtained in the course of his employment by the Company.

6.    Remedies. Executive acknowledges and agrees that his agreement to the terms provided in Sections 4, 5, 7 and 8 was a material inducement to the Company to enter into this Agreement and that a breach by him of any provision contained in Sections 4, 5, 7 and 8 would cause irreparable damage to the Company. In the event the Company reasonably determines in good faith that Executive has materially breached Sections 4, 5, 7 or 8 of this Agreement or Executive’s obligations under the Employment Agreement, the Company shall be entitled to recover the Severance Payment made to Executive pursuant to Section 2(a) (except for the portion of such Severance Payment otherwise payable under Section 8(a) of the Employment Agreement) and to revoke the benefits provided under Section 2(d), 2(e) and 2(f), in addition to any other remedies at law or in equity available to it.

7.    Cooperation. Executive agrees that following his execution of this Agreement, at the Company’s request, he shall provide reasonable assistance and advise the Company in any investigation which may be performed by the Company or any governmental agency and any litigation in which the Company may become involved. Such assistance shall include Executive making himself reasonably available for interviews by the Company or its counsel, deposition and/or court appearances at the Company’s request. The Company shall attempt to schedule such assistance at mutually convenient times and places, taking into account any employment constraints or other reasonable business or personal constraints that Executive may have. The Company shall reimburse Executive for reasonable expenses, such as telephone, travel, lodging and meal expenses, and reasonable attorneys’ fees, incurred by Executive at the Company’s request, consistent with the Company’s generally applicable policies for employee expenses.

8.    Transition Assistance. Executive agrees that for ninety (90) days following the execution of this Agreement, he will provide transition assistance to the Interim Chief Executive Officer of the Company as reasonably requested by the Interim Chief Executive Officer of the Company and the Company shall reimburse Executive for all reasonable expenses relating to Executive’s rendering of such assistance.

9.    Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to principles of conflict of laws. Each party consents to the jurisdiction and venue of the state or federal courts in New York, NY, in any action, suit, or proceeding with respect to any alleged breach by Executive of Sections 4, 5, 7 or 8 above. With respect to all other disputes arising out of or relating to this Agreement, the parties irrevocably agree that such disputes shall be submitted to arbitration before an arbitrator to be selected by the parties under the auspices of the JAMS Employment Arbitration Rules in New York, under its expedited arbitration rules.

10.    No Admission of Liability. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made; or an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

11.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums or benefits to Executive under the terms of this Agreement. Executive has had the opportunity to obtain advice from a tax professional. Amounts payable hereunder shall be subject to the Company’s required tax withholding and similar obligations. Any and all tax liabilities incurred by Executive as a result of the payments made or benefits provided under this Agreement, however, shall be Executive’s sole responsibility.

12.    Executive’s Representations.

a.    Executive agrees that (1) the aggregate payments and benefits provided for by Section 2 of this Agreement exceed anything of value to which Executive would otherwise be entitled under any of Company Releasees’ policies, plans, practices and/or procedures, or pursuant to any prior agreement, arrangement or contract of Executive with Company Releasees (including without limitation, the Employment Agreement) and (2) Executive’s receipt of such excess payments and benefits (including without limitation in respect of such portion of the Severance Payment in excess of the amount otherwise payable under Section 8(a) of the Employment Agreement) is contingent upon the non-revocation of the Release.

b.    Executive agrees that (1) the Release shall release the Company and the other Company Releasees from liability to the fullest extent permitted by law; (2) this Agreement is being entered into with the understanding that there are no unresolved claims of any nature that Executive has against the Company or any other Company Releasee; and (3) except for the consideration provided for in this Agreement and for any vested benefits under applicable Company benefit plans to which Executive is or may be entitled, including without limitation Executive’s rights under Section 5(f) of the Employment Agreement, Executive is not entitled to receive any other payment from the Company or any member of the Tiffany Affiliated Group of any type, kind or description. Without limiting the foregoing, Executive acknowledges that the Company has no further obligations under the Employment Agreement except with respect to Section 5(f) therein.

13.    Preservation of Rights. Nothing in this Agreement shall be construed to prevent Executive or Executive’s counsel from, without prior notice to the Company, filing a charge with, providing information to, participating in any investigation conducted by, or receiving an award for information paid by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, any other U.S. federal, state, or local government agency or commission, or any self-regulatory organization. Nevertheless, Executive gives up the right to recover monetary damages from the Company Releasees as a result of a charge or complaint filed by Executive with respect to any claims released and waived in the Release.

14.    Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. Executive acknowledges that:

a.    He has read this Agreement;

b.    He has been advised to, and had the opportunity to, consult with any attorney or other advisor of his choice, or voluntarily declined to do so;

c.    He understands all of its terms, including the waiver and release of claims set forth in Section 3 above (the “Release”);

d.    The Release specifically applies to any rights or claims Executive may have against the Company Releasees under the federal Age Discrimination in Employment Act, as amended, or similar state and local statutes;

e.    He has entered into this Agreement of his own free will, and that no promises or representations have been made to him by any person to induce him to enter into this Agreement other than the express terms set forth herein;

f.    He is fully aware of the legal and binding effect of this Agreement;

g.    He has been given a period of at least 21 days within which to consider this Agreement or has knowingly and voluntarily waived his right to do so; and

h.    He understands that he may revoke the Release (but not any other provision of this Agreement) after signing the Agreement by delivering a signed revocation notice to the Company within seven (7) days of signing this Agreement. The revocation notice must be delivered to the Company as provided in Section 22 below. If no such revocation occurs, the Release shall become effective on the eighth day following the execution of this Agreement (the “Effective Date”). For the avoidance of doubt, all terms of this Agreement other than the Release shall become effective as of the date hereof and shall not be revocable thereafter.

15.    Code Section 409A. This Agreement is intended to comply with Code Section 409A or an exemption thereunder and shall be construed and administered in accordance with Code Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption. To the extent that any provision hereunder is ambiguous as to its compliance with Code Section 409A, the provision shall be interpreted in a manner so that no amount payable to Executive shall be subject to an “additional tax” within the meaning of Section Code 409A. Any payments under this Agreement that may be excluded from Code Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Code Section 409A to the maximum extent possible. For purposes of Code Section 409A, each installment payment, if any, provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a Separation from Service under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Code Section 409A and, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Code Section 409A. Notwithstanding anything herein to the contrary (but giving effect to the foregoing sentence), (i) if, on the Termination Date, Executive is a “specified employee” as defined in Code Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder or otherwise by the Company as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder or otherwise (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is the first business day of the seventh month following the Separation from Service (or the earliest date as is permitted under Section Code 409A) and interest shall be payable thereon at one hundred percent (100%) of the applicable federal rate, and (ii) if any other payments of money or other benefits due to Executive hereunder or otherwise could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that preserves the economic benefit and original intent thereof but does not cause such an accelerated or additional tax. To the extent that this Section 15 conflicts with any provision in the Employment Agreement, the terms of this Section 15 will control.

16.    Entire Agreement. Except as specifically set forth herein, this Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive’s employment relationship with the Company, Executive’s compensation by the Company, or the termination of Executive’s employment. This Agreement cannot be amended, supplemented, or modified, nor may any provision hereof be waived, except by a written instrument executed by the parties.

17.    Headings; Interpretation. The article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto acknowledge that this Agreement is a joint product and shall not be construed for or against any party on the ground of sole authorship.

18.    Waiver. Except as otherwise provided in this Agreement, any failure of either of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by or on behalf of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

19.    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party hereto without the written consent of the other party and any attempt to assign without such consent will be void; provided, however, that the Company shall be permitted to assign this Agreement and any right, remedy, obligation or liability arising hereunder or by reason hereof to any other member of the Tiffany Affiliated Group, so long as such entity assumes in writing all obligations of the Company hereunder.

20.    Third Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever.

21.    Severability. In the event that any provision of this Agreement becomes or is declared by an arbitrator or a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the parties.

22.    Notices. Any notice, demand, request or communication of any kind required or permitted hereunder shall be in writing and shall be deemed sufficiently served if sent by (i) hand delivery (with receipt acknowledged), (ii) reputable overnight carrier, or (iii) United States registered or certified mail, postage prepaid, return receipt requested to the parties addressed to the individuals and addresses identified below or at such other address as each may designate from time to time by notice to the other parties. Any such notice, demand, request or communication shall be deemed to have been duly given or served on the date of delivery, if delivered by hand, or on the date shown on the return receipt or other evidence of delivery, if mailed or sent by overnight carrier.

If intended for Executive:                    Frederic Cumenal
To the address on file at the Company or otherwise specified by Executive

If intended for the Company:              Tiffany & Co.
Attn: Leigh M. Harlan
Senior Vice President - Secretary & General Counsel
200 Fifth Avenue
New York, NY 10010

23.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

24.    Defined Terms.

a.“2005 Plan” shall mean the Tiffany & Co. 2005 Employee Incentive Plan, as amended and adopted as of May 21, 2009.

b.“2013 Option Grant Terms” shall mean the “Terms of Stock Option Award,” as they apply to the Options granted to Executive on September 19, 2013.

c.“2014 Plan” shall mean the Tiffany & Co. 2014 Employee Incentive Plan, as amended and restated as of March 16, 2016

d.“2014 Option Grant Terms” shall mean the “Terms of Stock Option Award,” as they apply to the Options granted to Executive on January 16, 2014.

e.“2015 & 2016 Option Grant Terms” shall mean the “Terms of Stock Option Award,” as they apply to the Options granted to Executive on January 14, 2015, and January 20, 2016.

f.“2015 PSU Grant Terms” shall mean the “Amended and Restated Terms of Performance-Based Restricted Stock Grant,” as they apply to the PSUs granted to Executive on January 14, 2015.

g.“Option” shall mean each outstanding option to purchase Common Stock of Tiffany & Co. that was granted to Executive under the 2005 Plan or the 2014 Plan.

h.“PSU” shall mean each Stock Unit (as defined in the 2005 Plan) subject to performance-based vesting conditions that was granted to Executive under the 2005 Plan.

i.“Tiffany Affiliated Group” means those business entities, including Tiffany and Company, who are controlled by Tiffany & Co., directly or indirectly, and the term “Tiffany Affiliate” refers to a member of the Tiffany Affiliated Group.

YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.
PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

Date: 3/6/2017	By:	/s/ Frederic Cumenal
Frederic Cumenal
STATE OF NEW YORK    )
) SS:
COUNTY OF NEW YORK )

On the 6th day of March, 2017, before me personally came Frederic Cumenal, to me known to be the person described in, and who executed the foregoing instrument, and acknowledged that she executed the same.

/s/ Rochelle Carter Stroud
NOTARY PUBLIC
ROCHELLE CARTER STROUD
NOTARY PUBLIC-STATE OF NEW YORK
NO. 01CA6119133
QUALIFIED IN NEW YORK COUNTY
MY COMMISSION EXPREIS 11/22/2020

TIFFANY AND COMPANY
TIFFANY & CO.

Date: _____________	By:	/s/ Michael J. Kowalski
Name:
Title: